CONTACTS:
---------
Investors                Media                            Media
Susan Hickey             Kate Berg                        Stacie Leone
Jupiter Media Metrix     Jupiter Media Metrix             Jupiter Media Metrix
212-515-8738             917-534-6142                     212-329-6031
shickey@jmm.com          kate.berg@jmm.com                sleone@jmm.com

          MEDIA METRIX AND JUPITER COMMUNICATIONS COMPLETE MERGER
                      AND BECOME JUPITER MEDIA METRIX
  Merger Creates Global Leader in Market Intelligence for the New Economy
                 Company will Launch Under New JMXI Ticker

     NEW YORK, NY SEPT. 20, 2000 - Media Metrix, Inc. (NASDAQ: MMXI) and Jupiter Communications, Inc. (NASDAQ: JPTR) today announced the closing of their merger, creating Jupiter Media Metrix, the global leader in market intelligence for the new economy. The completion of the merger follows the approval of Jupiter Communications and Media Metrix stockholders. Jupiter Media Metrix will begin trading on the NASDAQ National Market System under its new symbol, JMXI, on Thursday, Sept. 21, 2000.

     "Jupiter Media Metrix is poised to redefine the landscape of Internet information services," said Tod Johnson, Jupiter Media Metrix chairman and chief executive officer. "By combining world-class, innovative and market leading products, services, research methodologies and people, we're creating a platform that enables us to accelerate the development of new products and services, efficiently reach new customers and markets, and rapidly expand our leadership worldwide."

     "We are creating a company like no other," said Gene DeRose, Jupiter Media Metrix president and chief operating officer. "Independently, the company's industry leading measurement data, authoritative analysis and renowned industry events have set the standard for comprehensiveness, innovation and thought leadership. Together, these complementary organizations and powerful brands will create and deliver an unparalleled portfolio of resources to support clients' critical, strategic business decisions."

     Jupiter Media Metrix will be organized around its core businesses: measurement, analysis, intelligence and events, with an international division focusing on the company's rapid global expansion. Five business units - Media Metrix, AdRelevance, Jupiter Research, Jupiter Events and Jupiter Media Metrix International - have been defined to organize these core businesses.

     Jupiter Media Metrix counts more than 1,900 companies worldwide as clients, including leading advertising agencies, media companies, e-commerce marketers, advertisers, technology companies, financial institutions and consulting firms.

     The  new  company,   with  more  than  750  employees  worldwide,   is
headquartered in New York City and operates across the Americas, Asia Pacific, Europe (as Jupiter MMXI Europe) and the Middle East.

     The new Jupiter Media Metrix board of directors is composed of nine members, including Mssrs. Johnson and DeRose, and includes former Jupiter and Media Metrix directors.

     Under the terms of the merger agreement, Jupiter Communications stockholders received .946 shares of Jupiter Media Metrix common stock in exchange for each share of Jupiter stock owned as of September 20, 2000, the effective date of the merger. Jupiter and Media Metrix stockholders will receive information relating to the exchange of their stock certificates. The company has retained American Stock Transfer & Trust Company as the transfer agent for its common stock.

ABOUT JUPITER MEDIA METRIX

     Jupiter Media Metrix, formed by the merger of Jupiter Communications and Media Metrix, is a global leader in market intelligence for the new economy. The company delivers innovative and comprehensive Internet measurement, analysis, intelligence and events to provide businesses with unmatched global resources for understanding and profiting from the Internet. Jupiter Media Metrix brings together world-class, innovative and market-leading products, services, research methodologies and people.
Jupiter Media Metrix brands include Media Metrix, AdRelevance, Jupiter Research and Jupiter Events. The Company is headquartered in New York City and operates worldwide, across the Americas, Asia Pacific, Europe (as Jupiter MMXI Europe), and the Middle East. Visit us at www.jmm.com for more information.

FORWARD LOOKING STATEMENTS

     This press release contains statements of a forward-looking nature relating to future events or future financial results of Jupiter Media Metrix, Inc. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors, which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Jupiter Media Metrix' reports and documents filed from time to time with the Securities and Exchange Commission.

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